Exhibit 10.14

PLATINUM ENERGY SOLUTIONS, INC.

2010 OMNIBUS EQUITY INCENTIVE PLAN

FORM OF RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is effective                                     , (the “Grant Date”), by and between Platinum Energy Solutions, Inc., a Nevada corporation (the “Corporation”), and                                     . (the “Participant”).

R E C I T A L S:

A. The Participant is an employee of the Corporation or one of its Subsidiaries and a member of the Board.

B. The Board has determined that it is in the best interests of the Corporation that the Restricted Shares (defined below) be granted to the Participant, subject to certain restrictions set forth herein to incentivize the Participant to continue to work toward the future prosperity and increased value of the Corporation for the benefit of all of its stockholders, pursuant to the terms of the Platinum Energy Solutions, Inc. 2010 Omnibus Equity Incentive Plan (the “Plan”).

A G R E E M E N T:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

ARTICLE I

GRANT OF RESTRICTED SHARES

1.1 Award of Restricted Shares. The Participant is hereby granted _________ shares of Common Stock (“Shares”) subject to the restrictions and conditions set forth in this Agreement. References in this Agreement to “Restricted Shares” mean the shares of Common Stock granted hereby, represented by Certificate No. ___ (and any successor certificates) and any cash, securities, rights or property distributed in respect thereof or issued in exchange therefor (which shall be subject to the same restrictions and provisions as such Shares). The Restricted Shares are being granted under the Plan. The terms and conditions of the Participant’s Restricted Shares are set forth in this Agreement and in the Plan. The Board authorized the grant of the Restricted Shares on the Grant Date. The Restricted Shares granted hereunder to the Participant are for no consideration. Whenever capitalized terms are used in this Agreement, they shall have the meanings set forth in this Agreement or, if not defined in this Agreement, as set forth in the Plan.

1.2 Conditions to Issue. As conditions precedent to the issuance by the Corporation to the Participant of the Restricted Shares, the Participant shall deliver to the Corporation, at the same time and in no event later than seven days following the Grant Date: (a) this Agreement, duly executed by the Participant; (b) if the Participant has a spouse as of the Grant Date, the Consent of Spouse (as defined below), duly executed by the Participant’s spouse, substantially in the form attached hereto as Exhibit A; (c) if the Participant is not then a party to the Stockholders Agreement, the Joinder to Stockholders Agreement, duly executed, substantially in the form attached hereto as Exhibit B, as such form may be amended from time to time by the Corporation; and (d) if the Participant has made an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (such election, a “Section 83(b) Election”) with respect to the Restricted Shares, the cash payment specified in Section 4.2, a properly completed and executed a Section 83(b) Election Statement, in the form attached hereto as Exhibit C (the “83(b) Election Statement”) and evidence reasonably acceptable to the Corporation that the Participant has filed such 83(b) Election Statement with the Internal Revenue Service and either the Corporation or a Subsidiary, as applicable, as the Participant’s employer.

ARTICLE II

VESTING OF RESTRICTED SHARES; REPURCHASE RIGHT

2.1 Vesting Generally. Restricted Shares shall vest and no longer be subject to a repurchase right of he Corporation upon, but only upon, the earliest to occur of the events described in this Article II and subject to the limitations set forth in this Article II. All vested Restricted Shares shall become non-forfeitable and transferable at the time they first vest, although:

(a) transferability may be restricted under the Plan and the Stockholders Agreement;

(b) transferability may be restricted under Section 3.5 by the application of securities laws;

(c) transferability may be subject to pre-clearance, blackout, registration and other requirements and restrictions under the Corporation’s insider trading and other compliance policies and procedures;

(d) transferability may be restricted under Article IV until the Tax Withholding Amount is satisfied; and

(e) transfers by executive officers should be reviewed in advance to determine if there would be any potential liability for short-swing profits under Section 16(b) of the Exchange Act.

2.2 Vesting. The Restricted Shares shall vest as of the Grant Date, but shall be subject to repurchase by the Corporation as set forth in Sections 2.3 and 2.4.

2.3 Repurchase Right.

(a) The Corporation shall (absent the waiver of this provision by at least four-fifths of the members of the Board) repurchase up to one hundred percent (100%)

of the Restricted Shares subject to repurchase as set forth in Section 2.3(b) (the “Repurchase Right”) upon the Participant’s termination of employment with the Corporation without Good Reason or the Corporation’s termination of the Participant’s employment with the Corporation for Cause.

(b) The number of Restricted Shares subject to the Repurchase Right (the is determined as follows:

(i)	From the Grant Date through December 31, 2011, 100% of the Restricted Shares.

(ii)	From January 1, 2012 through December 31, 2012, 66.7% of the Restricted Shares.

(iii)	From January 1, 2013 through December 31, 2013, 33.3% of the Restricted Shares.

(iv)	From January 1, 2014 through December 31, 2014, 13.3% of the Restricted Shares.

(c) The Repurchase Right shall (absent the waiver of this provision by at least four-fifths of the members of the Board) be deemed exercised by the Corporation upon the Participant’s termination of employment with the Corporation without Good Reason or the Corporation’s termination of the Participant’s employment with the Corporation for Cause.

(d) The repurchase price of Restricted Shares subject to the Repurchase Right is $0.01 per share.

(e) In the event of the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Corporation’s outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) which are by reason of such transaction distributed with respect to any Restricted Shares, or into which such Restricted Shares thereby become convertible, shall immediately be subject to the Repurchase Right hereunder. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Restricted Shares. Appropriate adjustments shall also, after each such transaction, be made to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect any change in the Corporation’s outstanding securities effected without receipt of consideration therefor; provided, however, that the aggregate purchase price payable for the Restricted Shares shall remain the same.

(f) Notwithstanding anything to the contrary herein, the parties agree that if the Corporation makes available the consideration for the Restricted Shares to be repurchased, then after such time the person from whom such shares are repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with such notice). Such Restricted Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered.

2.4 Change in Control; Discretionary Vesting.

(a) The Repurchase Right shall lapse with respect to all Restricted Shares upon the earliest of (i) December 31, 2014, (ii) the occurrence of a Liquidity Event or a Sale of the Company; and (iii) a termination of the Participant’s employment by the Corporation for Cause, by the Participant for Good Reason, or due to the Participant’s death or Disability.

(b) The Board may accelerate the time at which the Repurchase Right shall lapse with respect to any Restricted Shares at any time and for any reason.

2.5 Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Cause” means any of the following:

(i)	the Participant’s failure or refusal, after written notice thereof and failure to cure within five (5) days thereafter, to perform specific written directives from the Board which are consistent with the scope and nature of the Participant’s duties and responsibilities under the Participant’s Employment Agreement dated March 3, 2011 (the “Employment Agreement”);

(ii)	dishonesty or disloyalty of the Participant which directly or indirectly has a material adverse affect on the Corporation;

(iii)	habitual drunkenness or use of drugs which interferes with the performance of the Participant’s duties and obligations under the Employment Agreement;

(iv)	the Participant’s commission of any crime involving moral turpitude, fraud, defalcation or misrepresentation;

(v)	any gross or willful misconduct of the Participant resulting in substantial loss to the Corporation or substantial damages to the reputation of the Corporation;

(vi)	any breach of the Participant’s covenants contained in Article VI of the Employment Agreement; or

(vii)	any other material breach of the Employment Agreement by the Participant, which material breach is not cured (to the extent curable) within five (5) days following notice thereof.

(b) “Good Reason” means any of the following:

(i)	the Corporation’s material breach of the Employment Agreement (which is not cured within five (5) days after receipt of written notice of such breach); or

(ii)	the assignment of the Participant without his consent to a position, responsibilities, or duties of a materially lesser status or degree of responsibility than his position, responsibilities, or duties as of the date hereof.

(c) “Liquidity Event” means the Corporation’s initial public offering of its equity securities in a nationally recognized exchange with total proceeds available to the public of $50 million or more and an implied pre-money equity market capitalization of at least $125 million.

(d) “Sale of the Company” means a single transaction or a series of transactions pursuant to which an unaffiliated Person or Persons acquire (i) capital stock of the Corporation possessing the voting power to elect a majority of the Board or more than fifty percent (50%) of the voting power of the Corporation (whether by merger, consolidation or sale or transfer of the Corporation’s capital stock), provided, however, (a) that an initial public offering that results in an acquisition of voting power shall not be a Sale of the Corporation and (b) a merger shall not be a Sale of the Corporation as long as the stockholders of the Corporation own a majority of the common stock of the surviving entity immediately following the merger); or (ii) all or a substantial portion of the Corporation’s assets determined on a consolidated basis.

ARTICLE III

PROCEDURES AFFECTING RESTRICTED SHARES

3.1 Reversion to the Corporation. All Restricted Shares that are repurchased pursuant to Article II shall revert to the Corporation and once again be available for issuance under the Plan.

3.2 Plan and Stockholders Agreement Provisions. The Participant acknowledges receipt of the Plan and agrees to be bound by the terms of the Plan. The Participant acknowledges receipt of the Stockholders Agreement and agrees to be bound by the Stockholders Agreement. The Participant acknowledges and agrees that the Restricted Shares are subject to the terms of the Plan and the Stockholders Agreement.

3.3 Delivery and Legending of Restricted Shares.

(a) Unless otherwise determined by the Corporation, the Restricted Shares will be evidenced by a physical certificate, which certificate is available to the Participant at any time following the Grant Date;

(b) Unless otherwise determined by the Corporation, each physical certificate relating to Restricted Shares may include such restrictive legends in such forms as the Corporation may deem convenient, expedient, necessary or appropriate relating to the restrictions under the Plan, this Agreement or the Stockholders Agreement, as applicable, applicable securities, tax or other laws or applicable rules of any securities exchange or market. Any such legends may be in substantially the following terms:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAW OF ANY STATE IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION THEREUNDER. THE SALE OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED HEREBY IS RESTRICTED THEREUNDER AND, IN ANY EVENT, IS PROHIBITED UNLESS THE CORPORATION RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION THEREUNDER. BY ACQUIRING THE SECURITIES REPRESENTED HEREBY, THE STOCKHOLDER REPRESENTED THAT HE HAS ACQUIRED SUCH SECURITIES FOR INVESTMENT PURPOSES ONLY, AND THE STOCKHOLDER AGREED THAT HE WOULD NOT SELL OR OTHERWISE DISPOSE OF SUCH SECURITIES WITHOUT REGISTRATION OR OTHER COMPLIANCE THEREWITH.”

AND/OR

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTED STOCK AGREEMENT DATED AS OF MARCH 3, 2011 IN FAVOR OF THE ISSUER OF SUCH SECURITIES. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

3.4 Transfer of Restricted Shares. Restricted Shares subject to the Repurchase Right cannot be transferred or pledged to any individual or entity or for any purpose without the prior written consent of the Corporation. Any attempt to effect a transfer or pledge of such Restricted Shares without such consent shall be null and void.

3.5 Representation Regarding Acquisition of Restricted Shares. Unless and until a Form S-8 or Form S-3 has been filed with respect to the Shares, the Participant hereby represents and warrants to the Corporation:

(a) the Participant understands and agrees that the acquisition of the Restricted Shares has not been approved or disapproved by the Securities and Exchange Commission or any administrative agency charged with the administration of the securities laws of any state; that he or she is a senior executive officer of the Corporation who has access to and is knowledgeable about the Corporation, its business, opportunities, risks and uncertainties, and the material facts and circumstances relating to any investment therein; and that all documents, records and books pertaining to this investment have been made available upon reasonable notice for inspection by his or her purchaser representative, counsel, accountant or business advisor;

(b) he or she (i) is able to bear the economic risks of this investment, (ii) is able to hold this investment for an indefinite period of time, (iii) is presently able to afford a complete loss of this investment and (iv) has no need for liquidity in this investment;

(c) the Restricted Shares were and/or will be acquired by him or her in good faith solely for his or her own account for investment purposes only and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof;

(d) he or she has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person any of the Restricted Shares or any part thereof and has no present plans to enter into any such contract, undertaking, understanding, agreement or arrangement;

(e) he or she understands that the legal consequences of the representations and warranties set forth herein are that he or she must bear the economic risks of this investment for an indefinite period of time because the Restricted Shares have not been registered under the Securities Act, or the securities law of any state and, therefore, cannot be sold unless they are subsequently so registered (which the Corporation may not be obligated to do) or an exemption from such registration is available and such sale is permitted by the Stockholders Agreement;

(f) he or she understands that no federal or state agency has passed on or made any recommendation or endorsement of the Restricted Shares and that the Corporation is relying on the truth and accuracy of the representations, declarations and warranties made herein by the Participant in offering the Restricted Shares to him or her without having first registered the Restricted Shares under the Securities Act and any applicable state securities laws;

(g) he or she (i) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, (ii) is not, and is not required to be, registered as a broker-dealer under the Exchange Act, and (iii) is not and will not be acquiring the Restricted Shares as a result of any general solicitation or general advertisement;

(h) he or she has completed his or her own independent inquiry and has relied fully upon the advice of his or her own legal counsel, accountants, financial and other advisors in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for the Participant and his or her particular circumstances and has not relied upon any representation or advice by any stockholder of the Corporation or the Board; and

(i) no representations, warranties or guarantees have been made to the Participant as to the returns or performance of the Corporation, or with respect to any other matter, by any of the Board, the Corporation or any other Person affiliated with the Corporation.

3.6 Rights as Stockholder. The Participant shall be entitled to receive any dividends paid with respect to the Restricted Shares other than: (a) dividends for which the record date is prior to the Grant Date and (b) dividends with respect to Restricted Shares subject to the Repurchase Right for which the record date is on or after (i) the date the Corporation makes available the consideration for the Restricted Shares to be repurchased pursuant to Section 2.3(f) or (ii) the date the Participant’s employment with the Corporation terminates without Good Reason or for Cause. The Participant agrees and acknowledges that any dividends paid with respect to Restricted Shares subject to the Repurchase Right as to which a Section 83(b) Election has not been made may be treated for all tax purposes as additional compensation for services paid to the Participant by the Corporation, as applicable. The Participant shall be entitled to vote the Restricted Shares; provided, however, that the Participant shall not be entitled to vote the Restricted Shares if the record date for the vote is prior to the Grant Date. The Participant will take such actions as the Corporation may reasonably request to implement the provisions of the preceding sentence.

ARTICLE IV

MISCELLANEOUS

4.1 Section 83(b) Election. The Participant shall make an election pursuant to Code Section 83(b) with respect to Restricted Shares, in addition to complying with the requirements of Section 1.2, he or she shall upon demand by the Corporation make a cash payment to the Corporation equal to the amount of any federal or state withholding or other taxes, if any, due from the Corporation with respect to Restricted Shares and agrees and acknowledge that he will comply with all the requirements under Section 83(b) of the Code and the regulations thereunder to make such election effective.

4.2 Notices. All notices, requests and demands to or upon the parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, addressed as follows to the Corporation and the Participant, or to such other address as may be hereafter notified by the parties hereto:

(i) If to the Corporation, to it at the following address:

Platinum Energy Solutions, Inc.

2100 West Loop South, Suite 1601

Houston, Texas 77027

Attn: Chief Executive Officer

With a copy (which shall not constitute notice) to:

Kelley Drye & Warren LLP

333 West Wacker Drive, Suite 2600

Chicago, Illinois 60606

Attn: Timothy Lavender

(ii) If to the Participant, to his or her most recent primary residential address as shown in the records of the Corporation.

4.3 No Right to Continued Employment. The Participant acknowledges and agrees that, notwithstanding the fact that the vesting of the Restricted Shares is contingent upon his or her continued employment by the Corporation, this Agreement does not constitute an express or implied promise of continued employment or confer upon the Participant any rights with respect to continued employment by the Corporation.

4.4 Amendments and Conflicting Agreements. This Agreement may be amended by (a) a written instrument executed by the parties which specifically states that it is amending this Agreement; (b) by a written instrument executed by the Corporation which so states if such amendment is not adverse to the Participant or relates to administrative matters or (c) with respect to amendments pursuant to the Plan, by a written instrument executed by the Corporation. Any term or provision of this Agreement may be waived in writing at any time by the party that is entitled to its benefits. The Restricted Shares awarded pursuant to this Agreement are subject to the terms and conditions of the Plan and the Stockholders Agreement. In the event of a conflict between this Agreement and either the Plan or the Stockholders Agreement, the terms of the Plan and the Stockholders Agreement shall govern. In the event of a conflict between the terms of the Plan and the Stockholders Agreement, the terms of the Stockholders Agreement shall govern.

4.5 Spousal Consent. If the Participant is married, the Participant has obtained the consent of his or her spouse to enter into this Agreement and such Participant’s spouse agrees to all of the provisions of this Agreement. A copy of such consent is attached hereto as Exhibit A (the “Consent of Spouse”).

4.6 Interpretations and Definitions. The parties agree that each party and its, his or her counsel have reviewed this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement. In this Agreement the neuter and masculine gender include the feminine and masculine and a corporation, partnership, firm, trust or association and the singular number includes the plural, whenever the context so requires. Whenever the word “including” is used herein, it shall be deemed to be followed by the phrase “without limitation.” Unless otherwise specified herein, all determinations, consents, elections and other decisions by the Board may be made, withheld or delayed in its sole and absolute discretion, as applicable. References in this Agreement to a Section shall be to a Section of this Agreement unless expressly stated to the contrary.

4.7 GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

(a) GOVERNING LAW. THIS AGREEMENT, ALL TRANSACTIONS CONTEMPLATED HEREBY, ALL RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ALL DISPUTES BETWEEN THE PARTIES WITH RESPECT TO ANY OF THE FOREGOING SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b) WAIVER OF PUNITIVE AND OTHER DAMAGES AND JURY TRIAL.

(i) EACH OF THE PARTIES EXPRESSLY WAIVES AND FORGOES ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(ii) EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY TRANSACTIONS CONTEMPLATED HEREBY, ANY RELATIONSHIPS BETWEEN THE PARTIES HEREUNDER AND ANY DISPUTES BETWEEN THE PARTIES WITH RESPECT TO ANY OF THE FOREGOING WILL INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH PROCEEDING.

(iii) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING ARISING UNDER OR RELATING TO THIS AGREEMENT, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS; (B) HE, SHE OR IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (C) HE, SHE OR IT MAKES SUCH WAIVERS VOLUNTARILY; AND (D) HE, SHE OR IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

4.8 Agreement Binding on Transferees. This Agreement may be transferred or assigned by and shall be binding upon the Corporation, its successors, transferees and assigns. This Agreement may not be transferred or assigned by the Participant other than by will or laws of descent and distribution and shall be binding upon any transferee or assignee of the Participant, including his or her heirs, personal representatives, executor, administrator, beneficiaries and permitted transferees, successors or assigns. Any purported assignment not made in accordance with the preceding two sentences shall be null and void.

4.9 Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.10 Counterparts. This Agreement may be executed in several counterparts and via facsimile or electronic mail; each such counterpart shall be considered an original agreement and all such executed counterparts shall constitute one Agreement.

4.11 Construction. The construction of this Agreement is vested in the Board, and the Board’s construction shall be final and conclusive on all Persons.

* * *

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by a duly authorized officer.

PLATINUM ENERGY SOLUTIONS, INC.

By:
Name:

PARTICIPANT’S ACCEPTANCE

The Participant acknowledges that he/she has read this Agreement, including the Exhibits hereto, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan and hereby accepts the foregoing Restricted Shares and agrees to be bound by the terms and conditions of this Agreement and the Plan.

PARTICIPANT

Exhibit A

CONSENT OF SPOUSE

I,                                              , the undersigned, am the spouse of [                        ](“Spouse”). I have read and clearly understand the provisions of the Restricted Stock Agreement between Platinum Energy Solutions, Inc. (the “Corporation”) and my Spouse and the Stockholders Agreement dated as of March 3, 2011 (the “Stockholders’ Agreement”) among Platinum Energy Solutions, Inc. and other parties named therein (including my Spouse pursuant to a Joinder Agreement), as the same may be amended from time to time(collectively, the “Agreements”).

I am aware that my Spouse has an ownership interest in the Corporation that is subject to the terms and provisions of the Agreements and the other documents referred to therein. I am aware that the Agreements contain provisions regarding the transfer of interests in the Corporation which my Spouse may own, including any interest I may have therein. I am aware that my Spouse’s ownership interest in the Corporation is subject to forfeiture and repurchase by the Corporation and other stockholders in the event my Spouse ceases to provide services to or for the benefit of the Corporation or any of its subsidiaries. I am aware that I may have a community interest in such ownership interest.

I hereby agree that my interest, if any, in any shares of capital stock of the Corporation subject to the Agreements shall be irrevocably bound by the Agreements and further understand and agree that any community property interest I may have in such shares of capital stock of the Corporation shall be similarly bound by the Agreements.

I am aware that the legal, financial and related matters contained in the Agreements are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreements carefully that I will waive such right.

Dated:

Name:

Exhibit B

JOINDER TO STOCKHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders’ Agreement dated as of March 3, 2011 (the “Stockholders’ Agreement”) among Platinum Energy Solutions, Inc. and the other parties named therein, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders’ Agreement as of the date hereof and shall have all of the rights and obligations of a “Stockholder” and an “Investor” thereunder as if it had executed the Stockholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                                          ,

Address for Notices:

Exhibit C

Election to Include Value of Restricted Property in

Gross Income in Year of Transfer Under Code §83(b)

The undersigned hereby elects pursuant to §83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1. The name, address and taxpayer identification number of the undersigned are:

SSN:

2. Description of property with respect to which the election is being made:

                          shares of Common Stock, $0.001 per share, of Platinum Energy Solutions, Inc. (the “Corporation”).

3. The date on which property was transferred and the taxable year for which election is made:

The property was transferred on March 3, 2011. The taxable year for which this election is made is calendar year 2011.

4. The nature of the restriction(s) to which the property is subject is:

                          shares of Common Stock are subject to time based vesting, with                          shares of Common Stock vesting on January 1, 2012,                  shares of Common Stock vesting on January 1, 2013,                  shares of Common Stock vesting on January 1, 2014, and                          shares of Common Stock vesting on January 1, 2015.

In the event of the undersigned’s termination of employment with the Corporation without Good Reason or the Corporation’s termination of the undersigned’s employment with the Corporation for Cause, the unvested Common Stock will be repurchased by the Corporation for $0.01 per share.

5. Fair market value:

The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $                            .

6. Amount paid for the property:

The amount paid for such property was $0.00.

7. Furnishing statement to others:

A copy of this statement has been forwarded to the Corporation.

Dated: [            ], 2011